PERFORMANCE
Shipping Inc.

Computershare
Computershare Trust Company, N.A.
462 South Fourth Street, Suite 1600
Louisville, KY 40202

MR A SAMPLE
DESIGNATION (IF ANY)
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C 1234567890 J N T

Tax ID certification on file: <Certified Y/N>

TOTAL SHARES 12345678901234

LETTER OF TRANSMITTAL TO TENDER SHARES OF COMMON STOCK FOR SHARES OF SERIES B CONVERTIBLE CUMULATIVE PERPETUAL PREFERRED STOCK

Pursuant to the Offer to Exchange dated December 20, 2021, Performance Shipping Inc. (the "Company") has offered to exchange up to 4,066,181 of its currently issued and outstanding common shares, par value $0.01 per share (the "Common Shares") for newly issued shares of the Company's Series B Convertible Cumulative Perpetual Preferred Stock, par value $0.01 and liquidation preference $25.00 (the "Series B Preferred Shares"). The offer expires at 5:00 p.m., New York Time, on January 21, 2022 unless extended or earlier terminated by the Company (the "Expiration Date"). See Instructions on the reverse side.

I/we, the undersigned, hereby surrender to you for tendering the share(s) identified below. I/we hereby agree to the terms and conditions of the Offer to Exchange dated December 20, 2021 ("Offer to Exchange"). I/we hereby certify and warrant that: (i) I/we have received and read the Offer to Exchange; (ii) I/we have complied with all instructions on the reverse side of this Letter of Transmittal and the requirements of the Offer to Exchange; (iii) I/we have full authority to surrender these certificate(s) and give the instructions in this Letter of Transmittal; and (iv) the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances.

Please locate your original certificate(s) and send them along with the completed Letter of Transmittal.

☐ **CHECK HERE IF SHARE CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED. SEE INSTRUCTION 6.**

Breakdown of your holding here at Computershare:

Total Certificated Shares	Total Book-Entry Share	Total Shares
1234567890123	1234567890123	1234567890123

1 Signature: This form **must** be signed by the registered holder(s) exactly as their name(s) appears on the Company's share register or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X ______________________________

Signature of Shareholder | Date | Daytime Telephone #

X ______________________________

Signature of Shareholder | Date | Daytime Telephone #

PLACE A CHECK MARK IN ONE BOX ONLY
See instruction number 2 and 3 on the reverse side of this form.

2 ☐ Tender All

or

3 ☐ Partial Tender

							•						

WHOLE SHARES . FRACTIONS

Please complete the back if you would like to transfer ownership or request special mailing.

1 2 3 4 5 6 7 8 9 0 1 2 XULT D C I X C 1 0

03K48D

4 Special Transfer Instruction Please see Instruction number 5 below.		**5** Special Mailing Instruction Please see Instruction number 5 below.
If you want your new shares to be issued in **another name**, fill in this section with the information for the new account.	Signature Guarantee Medallion	Fill in ONLY if you want your new shares to be mailed to someone other than the registered holder or to the registered holder at an address other than that shown on the front of this Letter of Transmittal.
Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)	Name (Please Print First, Middle & Last Name)
Address (Number and Street)	(Name of Guarantor - Please Print)	Address (Number and Street)
(City, State & Zip Code)	(Address of Guarantor Firm)	(City, State & Zip Code)
(Tax Identification or Social Security Number)		

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

1. Sign, date and include your daytime telephone number in this Transmittal form in Box 1. After completing all other applicable sections, return this Letter of Transmittal and your original stock certificates in the enclosed envelope. The method of delivery of any documents, including share certificates, is at the election and risk of the tendering shareholder. If documents are sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested.
2. If you are tendering all your shares, please check this box only.
3. If you are tendering some of your shares, please check the box, indicate the number of shares you wish to tender.
4. If you want your certificate(s) for shares to be issued in another name, fill in Box 4. Signature(s) in Box 4 must be medallion guaranteed.
5. Complete Box 5 only if your certificate(s) for shares are to be delivered to a person other than the registered holder or to the registered holder at a different address.
6. ***Mutilated, Lost, Stolen or Destroyed Certificates.*** If any certificate representing Shares has been mutilated, lost, stolen or destroyed, the stockholder should promptly call the Transfer Agent at 800-522-6645 or 201-680-6578. The stockholder will then be instructed by the Transfer Agent as to the steps that must be taken to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost or destroyed certificates have been followed.

The Information Agent for the Offer is:

Georgeson

1290 Avenue of the Americas, 9th Floor,
New York, New York 10104,
Call Toll Free: (800) 676-0098

The Exchange Agent for the Offer is:

Computershare

By Mail:

Computershare Trust Company, N.A.
Voluntary Corporate Actions
P.O. Box 43011
Providence, RI 02940-3011

By Registered, Certified or Express Mail or Overnight Courier:

Computershare Trust Company, N.A.
Voluntary Corporate Actions
150 Royall Street, Suite V
Canton, MA 02021